Exhibit 99.1

Golden Queen ANNOUNCES second quarter 2017

financial and operating results

VANCOUVER, BRITISH COLUMBIA – August 9, 2017 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (“Golden Queen” or “the Company”) today announces its financial and operating results for the second quarter ended June 30, 2017, including total gold production of 12,632 ounces and revenue of US$16.9 million from its 50%-owned Soledad Mountain gold-silver mine (the “Mine”) located south of Mojave, California.

The Company’s financial results will be filed today on Form 10-Q with the regulatory agencies in Canada and the United States. All amounts herein are in US dollars and reflect 100% of the financial results of Golden Queen Mining Company, LLC (“GQM LLC”), the Company’s 50%-owned subsidiary that holds the Mine, unless otherwise stated.

OPERATIONAL HIGHLIGHTS

•	Gold production of 12,632 ounces
•	Silver production of 51,920 ounces
•	Average gold and silver grade placed this quarter was 0.016 ounces per ton gold and 0.201 ounces per ton silver

KEY METRICS

Mining(1)	Q2’17	Q2’16
Ore mined (?000 tons)	1,010	660
Waste mined: ore mined ratio	3.7:1	1.8:1
Gold grade placed (oz/ton)	0.016	0.013
Silver grade placed (oz/ton)	0.201	0.040
Gold sold (oz)	12,653	2,362
Silver sold (oz)	53,514	26,500
EBITDA margin(2) (%)	19.81%	n/a
Off site costs(2) ($/t placed)	0.71	0.19
Total cash costs ($/t placed)	13.48	12.13
Apparent gold cumulative recovery(2) (%)	68.0	37.5
Apparent silver cumulative recovery(2) (%)	25.3	13.4

Financial(1)	Q2’17	Q2’16
Revenue ($)	16,822	3,464
Income from mine operations ($)	773	(1,942)
General & administrative expenses ($)	(712)	(989)
Total other income (expenses) ($)	1,131	(637)
Net & comprehensive income (loss) ($)	1,192	(3,568)
Net & comprehensive income (loss) attributable to LTD ($)	962	(2,109)
Average realized gold price(2) ($/oz sold)	1,262	1,276
Average realized silver price(2) ($/oz sold)	17.10	17.02

(1)	For accounting purposes, the transition to the production phase commenced on April 1, 2016. As such, comparative figures for certain measures or data are not available or are not meaningful.
(2)	Total cash costs, EBITDA margin, apparent cumulative recovery and off-site costs are financial performance measures with no standard meaning under General Accounting Accepted Principles in the US (“US GAAP”).

FINANCIAL HIGHLIGHTS

•	Attributable net gain for the second quarter totaled $1.19 million, or $0.01 per share, on a basic and diluted basis
•	Revenue totaled $16.88 million in the second quarter
•	Gold sold in the second quarter totaled 12,653 ounces at an average realized gold price of $1,262 per ounce
•	Silver sold in the second quarter totaled 53,514 ounces at an average realized silver price of $17.10 per ounce
•	Cash balances as at June 30, 2017 totaled $6.3 million
•	Total cash costs net of by-product credits of $1,038 per ounce produced for the second quarter
•	All-in sustaining costs of $1,427 net of by product credits per ounce produced for the second quarter

During the second quarter ended June 30, 2017, the net gain attributable to the Company was $1.19 million (or $0.01 per basic share), compared to a net loss of $(3.57) million (or $(0.02) per basic share), for the corresponding period in 2016.

In accordance with US GAAP, the Company began to recognize revenues and expenses related to the sale of metals in the second quarter of 2016. The Company had revenues from operations during the three months ended June 30, 2017 in the amount of $16.88 million from the sales of 12,653 ounces of gold and 53,514 ounces of silver. The Company’s operational revenue during the three months ended June 30, 2016 was $3.46 million.

The Company had, on a consolidated basis, $159.7 million in assets, including $6.3 million in cash, and a working capital deficit of $3.9 million as at June 30, 2017, compared with $159.7 million in assets, including $13.3 million in cash, and a working capital of $8.2 million as at December 31, 2016.

The financial position and results for the quarter ended June 30, 2017 are summarized in the tables below and are presented on a 100% project ownership basis unless otherwise noted (the figures on the table are expressed in US dollars unless otherwise noted):

Financial Position	Q2’17	Q1’17	2017 YTD	2016
Cash	$6,284	9,451	$6,284	$13,301
Inventory	12,399	11,814	12,399	10,941
Property, plant, equipment and mineral interests	140,174	138,074	140,174	134,550
Total Assets	159,742	160,342	159,742	159,706
Working capital (deficit)	(3,898)	753	(3,898)	8,207
Current Liabilities	23,162	21,211	23,162	16,646
Long-term Liabilities	45,129	48,923	45,129	50,129
Shareholders’ Equity	65,295	64,144	65,295	66,711
Net income (loss) & comprehensive income (l0ss)	962	(2,426)	(1,465)	(7,429)
Basic and diluted income (loss) per share attributable to the Company	$0.01	$(0.02)	$(0.01)	$(0.07)

MINING

A total of 4.7 million tons of ore and waste were mined in the second quarter, including 1.0 million tons of ore; tracking in-line with the budgeted projection. The second quarter of 2017 operating costs were at $13.48 per ton processed as compared to the first quarter costs of $16.08. The reduction in costs is a result of an improved utilization rate and increased tonnage from the mine. There was also a reduction in downtime and increased efficiencies.

Mining continues in the Northwest pit and Main pit, phase 1. Mining of waste from the East pit is ongoing in an effort to prepare the area for ore mining later in the year. A total of 1.03 million tons were processed and stacked on the leach pad. The quarter’s daily average was 11,273 tons; improving from the previous quarter average of 10,200 tons. The phase 2 leach pad was completed and placed in service in late July.

Gold production commenced in April 2016. A total of 43,068 ounces of gold and 311,293 of silver have been produced as at June 30, 2017.

About Golden Queen Mining Co. Ltd.:

Golden Queen is an emerging gold and silver producer holding a 50% interest in an open pit, heap leach mining operation on the Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California.

Technical Information:

The scientific and technical content of this news release was reviewed, verified, and approved by Peter A. Herrera, CPG; a qualified person as defined by Canadian Securities Administrators National Instrument 43-101 “Standards of Disclosure for Mineral Projects.

For further information, please contact:

Brenda Dayton

Telephone: 778.373.1557

Email: bdayton@goldenqueen.com

Caution With Respect To Forward-looking Statements: This news release contains forward-looking information and statements within the meaning of applicable Canadian and United States securities laws (herein referred to as "forward-looking statements") that involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All information and statements in this news release that are not statements of historical fact may be forward-looking statements, including references to ongoing improvements to efficiencies of the mining operation and any impact that may have on future production results, grade and quantities or ore, operating costs, and plant capacity. Such statements or information are only intentions and expectations of management and reflect the current beliefs of management and are based on information currently available to management. In addition, results of operations can vary significantly and past results may not necessarily be consistent with future results. Actual results and events may differ materially from those contemplated by these forward-looking statements due to these statements being subject to a number of risks and uncertainties. Undue reliance should not be placed on these forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature forward-looking statements involve assumptions and known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions and other forward-looking statements will not occur. A number of factors could cause actual results to differ materially from the those expressed or implied by the forward-looking statements, including, but not limited to, unexpected regulatory issues, and changes in the general economic and business conditions pertaining to Golden Queen’s operations. Should any risks or uncertainties that face Golden Queen and its subsidiaries materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results or achievements could vary materially from those expressed or implied by the forward-looking statements contained in this news release. Readers are cautioned that the foregoing list of risks is not exhaustive. Additional information on these and other factors that could affect the operations or financial results of Golden Queen and its subsidiaries are included in, Golden Queen’s short form base shelf prospectus and supplements thereto, and Golden Queen's annual financial statements and Management’s Discussion and Analysis for the year ended December 31, 2016, each of which has been filed under the Company’s profile on SEDAR (www.sedar.com) or with the SEC (www.sec.gov). Any forward-looking statement herein contained is made as of the date of this news release and Golden Queen does not assume any obligation to update or revise them to reflect new information, events or circumstances, except as required by law.